Exhibit 23.2

                        Pender Newkirk & Company, C.P.A.s
                          Certified Public Accountants
                       100 South Ashley Drive, Suite 1650
                                 Tampa, FL 33602

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

DNAPrint genomics, Inc.
900 Cocoanut Ave.
Sarasota, FL  34236

Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated February 20, 2004 included in the Annual Report on Form 10-KSB of DNAPrint genomics, Inc. as of and for the years ended December 31, 2003.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Pender Newkirk & Company, P.A.
------------------------------------
Pender Newkirk & Company, P.A.

October 12, 2004